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                                                                 Exhibit 10.42

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No. ____                                                        $8,250,000


                                  CYGNUS, INC.

                  8.5% CONVERTIBLE DEBENTURE DUE JUNE 29, 2004

         THIS DEBENTURE ("Debenture") is one of a duly authorized issue of Debentures of CYGNUS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as the Company's 8.5% Convertible Debentures Due June 29, 2004, in an aggregate principal amount not exceeding eight million two hundred fifty thousand dollars (U.S.$8,250,000).

         FOR VALUE RECEIVED, the Company promises to pay to Halifax Fund, L.P., the initial holder hereof, or its order (including successors-in-interest, the "Holder"), the principal sum of eight million two hundred fifty thousand U.S. DOLLARS (U.S.$8,250,000) on June 29, 2004 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture ("Outstanding Principal Amount"), at the rate of 8.5% per annum, as an accretion to the Outstanding Principal Amount of this Debenture and payable in full at the Maturity Date. Interest shall accrue daily and compound quarterly commencing on the date hereof and shall continue until payment in full of all amounts due under this Debenture. At the end of each quarter, unless paid in cash pursuant to the terms hereof, all interest accrued during such quarter shall be added and shall accrete to the prior principal amount. The following quarter, interest shall accrue and accrete on such new principal amount. The Outstanding Principal Amount and accrued interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debenture (the "Debenture Register"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Convertible Debenture and Warrant Purchase Agreement dated as of June 29, 1999 between the Company and the Holder and the other parties thereto (the "Purchase Agreement") or the Registration Rights Agreement dated as of June 29, 1999 between the Company and the Holder and the other parties thereto (the "Registration Rights Agreement"). All Debentures issued pursuant to the Purchase Agreement shall hereinafter be referred to collectively as the "Debentures."

         The principal of, interest on, and default payments (referred to below) in respect of this Debenture are payable in such coin or currency of the United States that as of the time of payment is legal tender for payment of public and private debts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. Any interest when added to the Outstanding Principal Amount due under this Debenture shall, for all purposes of this Debenture, be deemed to have been part of the principal indebtedness originally evidenced by this Debenture including, without limitation, for purposes of determining amounts convertible into shares of Common Stock hereunder.

         The Company will pay any principal due and all accrued and unpaid interest due upon this Debenture to the person that is the Holder of this Debenture on the records of the Company as of the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register.

         The Outstanding Principal Amount and interest due hereunder shall bear interest, from and after the 31st day following the occurrence and during the continuance of an Event of Default hereunder, at the rate equal to the lower of the Citibank Prime Rate per annum plus 8% or the highest rate permitted by law.

         Adjustments to the Conversion Price may be required pursuant to the Registration Rights Agreement if the Registration Statement is not declared effective.

         Subject to applicable law, any interest otherwise payable that is not paid because it would exceed the highest rate permitted by law shall become payable whenever the payment thereof, together with other interest due would not exceed such highest legal rate.

         The Holder of this Debenture is entitled to certain rights and remedies pursuant to the Purchase Agreement and Registration Rights Agreement. This Debenture does not provide voting rights to the Holder.

         This Debenture shall rank PARI PASSU with all current and future unsecured indebtedness of the Company; PROVIDED, HOWEVER, that prior to issuing a private placement of any convertible debentures to any person or entity , excluding for this purpose any convertible debenture issued (i) pursuant to the Purchase Agreement, (ii) to any strategic partner of the Company or (iii) in connection with any acquisition of a business or assets (other than cash) by the Company, the Company will obtain subordination agreements in form reasonably satisfactory to the holders of a majority of the aggregate principal amount of the Debentures then outstanding subordinating such convertible debentures to the Debentures.

         This Debenture is subject to the following additional provisions:

        1. DENOMINATION. Subject to applicable law, this Debenture is exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

        2. TRANSFERS. This Debenture may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, or applicable exemptions therefrom. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the


                                     - 2 -

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owner hereof for the purpose of receiving payment as herein provided, whether or not this Debenture is overdue.

        3. DEFINITIONS. For purposes hereof the following definitions shall apply:

                "CHANGE IN CONTROL TRANSACTION" shall mean (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation) or any other corporate reorganization or transaction or series of related transactions pursuant to which the stockholders of the Company immediately prior to such transaction beneficially own less than 50% of the Company's or any such surviving corporation's voting securities upon consummation of such transaction, (y) any sale by the Company of assets that represent more than 66 2/3% of the total fair market value of the Company's assets immediately prior to such sale, or (z) any person or group of persons (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of in excess of 50% of the Company's then outstanding voting securities.

                "CLOSING DATE" shall mean June, 28 1999.

                "CLOSING PRICE" shall mean the average of the closing bid prices for the Company's Common Stock on the ten (10) consecutive Trading Days ending on the Closing Date and the ten (10) consecutive Trading Days thereafter.

                "COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company.

                "CONVERSION NOTICE" shall have the meaning set forth in Paragraph 5(d).

                "CONVERSION PRICE" shall have the meaning set forth in Paragraph 5(c).

                "FORCED CONVERSION NOTICE" shall have the meaning set forth in Paragraph 6(a).

                "HOLDER CONVERSION DATE" shall have the meaning set forth in Paragraph 5(d).

                "MARKET PRICE FOR SHARES OF COMMON STOCK" shall mean the price of one share of Common Stock determined as follows:

                (i) If the Common Stock is listed on Nasdaq NMS, the closing bid price on the date of valuation;

                (ii) If the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the low trading price on such exchange on the date of valuation;


                                     - 3 -

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                (iii)   If neither (i) nor (ii) apply but the Common Stock is
quoted in the over-the-counter market, another recognized exchange, on the pink sheets or bulletin board, the lesser of (A) the lowest sales price on the date of valuation or (B) the mean between the last reported "bid" and "asked" prices thereof on the date of valuation; and

                (iv) If neither clause (i), (ii) or (iii) above applies, the fair market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and, if applicable, the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                "TRADING DAY" shall mean a day on which the Common Stock is traded on the NASDAQ or principal exchange on which the Common Stock has been listed (or any similar organization or agency succeeding such market or exchange's functions of reporting prices).

        4.      CHANGE IN CONTROL; BLACKOUT PERIODS.

                (a) If at any time there occurs any Change in Control Transaction, Holder shall be entitled to have the Company redeem this Debenture, in cash or shares of Common Stock, at the election of the Holder in whole or in part at a redemption price equal to 115% of the Outstanding Principal Amount of this Debenture plus all accrued but unpaid interest and penalties on this Debenture. Such Holder shall be entitled to make such election at any time after consummation of the Change in Control Transaction and up to fifteen (15) Trading Days thereafter.

                (b) If at any time after the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement applicable to this Debenture, a Holder does not have the ability to trade freely any shares of Common Stock acquired upon conversion of this Debenture for five (5) consecutive Trading Days or fifteen (15) Trading Days, in the aggregate, in any 12 month period for any reason other than a transaction (such as a merger or an acquisition or a disposition of a business) or other corporate event which, under applicable securities laws or SEC regulations, require the Company to delay or restate its financial statements to comply with such laws or regulations (a "Blackout Period"), then the Holder shall have the right to require the Company to redeem any then outstanding Debentures in cash or shares of Common Stock, at the election of the Holder at the greater of (i) 120% of the Outstanding Principal Amount plus accrued interest and default payments, if any, or (ii) that number of shares of Common Stock calculated in accordance with Section 5(b) below multiplied by the Market Price per Share of Common Stock on the day prior to exercise of such right. Notwithstanding the foregoing, in no event may any Blackout Period extend more than twenty (20) consecutive Trading Days or forty (40) Trading Days, in the aggregate, in any 12 month period.

        5. CONVERSION AT THE OPTION OF THE HOLDER. The Holder of this Debenture shall have the following conversion rights.


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                (a)     HOLDER'S RIGHT TO CONVERT. This Debenture shall be
convertible in full at any time, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock. If this Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion rights provided herein.

                (b) CONVERSION FOR HOLDER CONVERTED SHARES. The Outstanding Principal Amount of this Debenture plus accrued interest that is converted into shares shall be convertible into the number of shares of Common Stock which results from application of the following formula:


                                    P + I + D
                          ------------------------------
                                Conversion Price

                       P = Outstanding Principal Amount of this Debenture
                           submitted for conversion as of the Holder
                           Conversion Date

                       I = accrued but unpaid interest (not previously added
                           to principal) on P as of the Holder Conversion Date

                       D = default payments (not previously added to
                           principal) as of the Holder Conversion Date

        (c) CONVERSION PRICE. Subject to adjustment as provided herein or in the Registration Rights Agreement, this Debenture will have a conversion price (the "Conversion Price") equal to 110% of the Closing Price.

        (d) MECHANICS OF CONVERSION. In order to convert this Debenture (in whole or in part) into full shares of Common Stock, the Holder shall surrender this Debenture, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Company, and shall give written notice in the form of EXHIBIT 1 hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company at such office that the Holder elects to convert the principal amount (plus accrued but unpaid interest and default payments) specified therein, which such notice and election shall be revocable by the Holder at any time prior to the date on which the Company issues the Common Stock upon conversion; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the Debenture evidencing the principal amount is delivered to the Company as provided above, or the Holder notifies the Company that such Debenture(s) has been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss that may be incurred by it in connection with such lost, stolen or destroyed Debenture(s).

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         Within three (3) Trading Days ("T+3") after delivery to the Company of such Conversion Notice, the Company shall issue and deliver to such Holder of Debenture(s) at the address of the Holder, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid and a Debenture or Debentures for the principal amount of Debentures not submitted for conversion. The date on which the Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice duly executed by the Holder, and the Holder entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on the Holder Conversion Date.

         In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of this Debenture provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or exercise of this Debenture to the Holder, by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversions pursuant to Sections 5 and 6 shall be deemed to have been made immediately prior to the close of business on the Holder Conversion Date. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Holder Conversion Date.

        6.      FORCED CONVERSION AT THE OPTION OF THE COMPANY.

                (a) The Company shall have the option, on thirty (30) Trading Days' prior written notice to the Holder ("Forced Conversion Notice"), to require the Holder to convert up to 100% of the original Outstanding Principal Amount of the Debentures plus accrued interest if (i) the last sale price as reported by the Bloomberg Financial Press ("Bloomberg") for the Common Stock is greater than 200% of the Closing Price for ten (10) consecutive Trading Days, (ii) the Registration Statement has been continuously effective during the thirty (30) Trading Day period following the date of the Forced Conversion Notice, and (iii) no Event of Default then exists.

                (b) Any Forced Conversion Notice must be given by facsimile and by overnight courier to the Holder of this Debenture. The Forced Conversion Notice shall be addressed to each such Holder at the facsimile number and address of such Holder appearing on the books of the Company or given by the Holder to the Company for the purpose of notice. Each Holder that receives a Forced Conversion Notice shall surrender its Debenture to the Company at the place designated in such notice, or to such Holder's agent, and shall thereupon be entitled to receive shares of Common Stock calculated in accordance with Section 5(b) above and delivered in accordance with the procedures set forth in Paragraph 5(d) hereof.

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                (c)     Unless default shall be made by the Company in duly
delivering the shares of Common Stock (which default shall be deemed a breach of the terms of this Debenture by the Company), in which case all the rights of the Holder of this Debentures shall continue, the Holder of this Debenture shall, from and after the date of the Forced Conversion Notice, cease to have any rights relating to this Debenture, except the right to receive such Holder's portion of the shares of Common Stock, and this Debenture shall not thereafter be transferred on the books of the Company and shall not be deemed outstanding for any purpose whatsoever.

                (d) If the Company elects not to deliver a Forced Conversion Notice although entitled to do so pursuant to Paragraph 6(a) hereof, the interest will cease accruing on the Outstanding Principal Amount until the last sale price as reported by Bloomberg for the Common Stock closes below 200% of the Closing Price.

                (e) There shall be no forced conversion of any Debentures of the Company where such action would be in violation of applicable law.

        7. STOCK SPLITS; DIVIDENDS; ADJUSTMENTS; REORGANIZATIONS; BELOW MARKET ISSUANCES.

                (a) If the Company, at any time while this Debenture is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including securities convertible into or exchangeable for such equity securities) in shares of Common Stock,
(ii) issue any securities payable in shares of Common Stock, (iii) subdivide outstanding shares of Common Stock into a larger number of shares or (iv) combine outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Paragraph 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                (b) If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock securities of the Company any (other than Common Stock) or evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Paragraph 7(a) above), then in each such case the Conversion Price at which this Debenture shall thereafter be convertible shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be such Market Price for Shares of Common Stock on such record date less the then fair market value at such record date of the portion of the capital stock or assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the Market Price for Shares of Common Stock determined as of such

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record date; PROVIDED, HOWEVER that in the event of a distribution exceeding
25% of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent chartered accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Board of Directors and Holders of a majority in interest of the Debentures. In either case the adjustments shall be described in a statement to be provided to all holders of Debentures regarding the portion of assets or evidences of indebtedness so distributed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned in this subparagraph.

                (c)     (1)     In the event that at any time or from time to
time after the Closing Date, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by merger, consolidation, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 7), then, as a condition to each such event, provision shall be made in a reasonable manner so that the Holder of this Debenture shall have the right thereafter to convert this Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by a holder of a number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such merger, consolidation, recapitalization, reclassification or other event. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Conversion Price) issued in connection with the above described transaction.

                        (2) If at any time or from time to time after the Closing Date there is a capital reorganization of the Common Stock, including by way of a sale of all or substantially all of the assets of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Paragraph 7), then, as a part of and a condition to such reorganization, provision shall be made in a reasonable manner so that the Holder of this Debenture shall thereafter be entitled to receive upon conversion of this Debenture the number of shares of stock or other securities or property receivable upon such capital reorganization by a holder of a number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 7 with respect to the rights of the Holders of this Debenture after such reorganization to the end that the provisions of this Paragraph 7 shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

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                (d)     If at any time or from time to time after twelve (12)
months from the Closing Date, the Company sells or issues Common Stock (or other equity securities or rights exercisable or exchangeable for, or convertible into, Common Stock or such other equity securities) in a private placement, excluding the issuance of any Common Stock pursuant to the contemplated Equity Line Flexible Financing Agreement, in the case of Common Stock, at a discount to the market price of the Common Stock on the date of sale or issuance, or in the case of a convertible, exchangeable, or exercisable security, with a conversion price less than the market price on the date of issuance, then, the Conversion Price of this Debenture shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the aggregate amount of such discount to the market price and the denominator of which shall be the Company's market capitalization on the date of such sale or issuance and then subtracting this number from the Conversion Price; PROVIDED, HOWEVER, that if such reduction is less than one percent (1%) of the Conversion Price, then no adjustment shall be made, PROVIDED, FURTHER, HOWEVER, that all such issuances shall be cumulative and upon exceeding one percent (1%), the Conversion Price of this Debenture shall be adjusted accordingly.

                (e)     Whenever the Conversion Price is adjusted pursuant to
Section 7(a), (b), (c) or (d) the Company shall promptly mail to each Holder of the Debentures, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                (f) In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible or exchangeable into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or for any other purpose, the Company shall deliver to each Holder of Debentures at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security, right or purpose and the amount and character of such dividend, distribution, security, right or purpose.

        8. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded to the nearest whole share.

        9.      RESERVATION OF STOCK ISSUABLE UPON CONVERSION.

                (a) RESERVATION REQUIREMENT. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Debenture as herein provided, free from preemptive rights or any other present or contingent purchase rights of persons other than the Holders of the Debentures, a sufficient number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Paragraphs 5 and 7 hereof) upon the conversion of all of the Debentures pursuant hereto. The

Company covenants that all shares of Common Stock that shall be so issuable upon the conversion of all of this Debenture pursuant hereto shall, upon issue, be duly and validly authorized and issued and fully paid and nonassessable.

                (b) DEFICIENCY. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a Holder of Debentures upon receipt of a Conversion Notice or is otherwise unable to issue such shares of Common Stock in accordance with the terms of this Agreement, then such Holder shall be entitled to the rights and remedies set forth in the Registration Rights Agreement.

        10. NO REISSUANCE OF THE DEBENTURE. No Debentures acquired by the Company by reason of conversion or otherwise shall be reissued, and all such Debentures shall be retired.

        11. NO IMPAIRMENT. The Company shall not intentionally take any action which would materially impair the rights and privileges of the Debentures set forth herein or the Holders thereof.

        12.     LIMITATIONS ON HOLDER'S RIGHT TO CONVERT.

                (a) Notwithstanding anything to the contrary contained herein but subject the Company's right of Forced Conversion set forth in
Section 6, no Debenture may be converted, to the extent that, after giving effect to the conversion and issuing the shares of Common Stock to be issued pursuant to the applicable Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of Debentures or ownership of other securities that have limitations on a Holder's rights to exchange, convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by such Holder's "affiliates" (as defined in Rule 405 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% (the "Restricted Ownership Percentage") of the total issued and outstanding shares of the Company's Common Stock; PROVIDED that (w) each Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company, (x) each Holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement of a pending or proposed Change in Control Transaction, (y) each Holder may make any number of subsequent adjustments pursuant to clauses (w) or (x) of this Paragraph 12(a) from time to time (which adjustment shall be effective immediately if it results in a decrease in the percentage or immediately in the event of the announcement of a pending or proposed Change in Control Transaction if it results in an increase in the percentage) and (z) each Holder may reinstate this limitation at any time and from time to time (which reinstatement will be effective immediately). For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The term "deemed beneficially owned" as used in this Debenture shall exclude shares that might otherwise

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be deemed beneficially owned by reason of the convertibility of the
Debentures. The Company shall provide all Holders with the earlier of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Company has prior knowledge of a Change in Control Transaction; or
(ii) notice on the day immediately following the Company's learning of any such transaction, but only after, in the case of (i) and (ii), such Change in Control Transaction has been publicly disclosed.

        13. OBLIGATIONS ABSOLUTE. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest and default payments on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

        14. AMENDMENTS. (a) Any term, covenant, agreement or condition of this Debenture may, with the written consent of the Company, be amended, by one or more substantially concurrent written instruments signed by the Holders of at least 66 2/3% of the aggregate principal amount of Debentures then outstanding, except that without the prior written consent of the Holders of all of the Debentures, no such amendment shall (i) reduce the principal of, or interest rate on, or the formula for the calculation of the Conversion Price with respect to any of the Debentures, (ii) extend the time of payment for all or any portion of the principal or interest on or with respect to any of the Debentures, (iii) modify any of the provisions of this Debenture with respect to the payment or prepayment of the principal thereof or interest thereon, (iv) reduce the percentage of Holders required with respect to any such amendment or (v) modify any provision of this Section 14.
(b) Any amendment pursuant to Section 14(a) shall apply equally to all Holders at the time outstanding and shall be binding upon them, upon each future Holder of any Debenture, and upon the Company, in each case whether or not a notation thereof shall have been placed on any Debenture.

        15. WAIVERS OF DEMAND, ETC. The Company hereby expressly and irrevocably waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder, and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        16. REPLACEMENT DEBENTURE. In the event that any Holder notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss that may be incurred by it in connection with such Debenture.

        17. PAYMENT OF EXPENSES; ISSUE TAXES. The Company agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by the

Holder in enforcing the provisions of this Debenture and/or collecting any amount due under this Debenture. The issue of stock certificates upon conversion of this Debenture shall be made without charge to the converting Holder for any tax in respect to the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of stock in any name other than that of the Holder of this Debenture.

        18. DEFAULTS. If one or more of the following described "Events of Default" shall occur:

                (a)     The Company shall default in the timely payment of
(i) interest on this Debenture or (ii) the principal of this Debenture, and in each case such default shall not have been cured within five (5) days ; or

                (b) Any of the representations or warranties made by the Company, herein, in the Purchase Agreement, the Registration Rights Agreement, any Warrant or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company, in connection with the execution and delivery of this Debenture or such other documents shall be false or misleading in any material respect at the time made and written notice of such breach shall have been given to the Company by the Holders of at least twenty-five percent (25%) of the aggregate principal amount of the Debentures then outstanding; or

                (c) The Company shall fail to perform or observe in any material respect any covenant or agreement in the Purchase Agreement or the Registration Rights Agreement (including a failure to have the Registration Statement declared effective within the time periods specified therein) or any other material covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of five (5) business days after notice from the Holders of at least twenty-five percent (25%) of the aggregate principal amount of the Debentures then outstanding of such failure; or

                (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

                (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings or relief under any bankruptcy, insolvency or other similar law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

                (h) The Company shall be in default, and shall not have cured within the applicable time period allowed therefor, of any of its indebtedness (excluding indebtedness incurred in the ordinary course of business such as trade debt and accounts payable and indebtedness secured by accounts receivable and inventory) that gives the holder thereof the right to accelerate such indebtedness;

THEN, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by Holders of at least seventy-five (75%) of the aggregate principal amount of the Debentures then outstanding (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holders of at least twenty-five (25%) of the aggregate principal amount of the Debentures then outstanding the Holders may consider the Debentures immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments to the contrary notwithstanding, and the Holders may immediately, and without expiration of any period of grace, enforce any and all of the Holders' rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Debenture shall be redeemed at a redemption price per Debenture equal to the greater of (i) 120% of the Outstanding Principal Amount plus accrued interest and default payments, if any, or (ii) that number of shares of Common Stock calculated in accordance with Section 5(b) above multiplied by the Market Price per Share of Common Stock on the day prior to exercise of such right.

        19. SUBORDINATION AGREEMENT. Until this Debenture is redeemed or converted pursuant to the Purchase Agreement, in the event that the Company refinances the secured debt it owes to Silicon Valley Bank, or enters into a new agreement with a bank for debt secured by the Company's property, the Holder will enter into a subordination agreement substantially similar to that certain Subordination and Consent Agreement by and between the Holders and Silicon Valley Bank dated June 29, 1999, subordinating this Debenture to the same extent as under such agreement under such refinancing or new agreement; provided, however, the Company covenants and agrees that, commencing on the date hereof and until twenty-four (24) months from the date hereof, it will not incur or permit to exist any senior indebtedness in excess of $40,000,000. If, after twenty-four (24) months from the date hereof, the Company incurs senior indebtedness in excess of $40,000,000, the Holder shall have the right to require the Company to redeem this Debenture in cash, in an amount equal to the Outstanding Principal Amount plus accrued interest and default payments, if any, to the redemption date. If the Holder desires to exercise the right to have this Debenture redeemed in accordance with the preceding sentence, to be effective, the Holder must give the

Company written notice of such exercise within thirty (30) days after the date the Company gives such Investor written notice that it has incurred senior indebtedness in excess of $40,000,000. The redemption date with respect to any such redemption shall be the thirtieth (30th) day after the Company's receipt of such written notice of election from such Investor or, if such day is not a business day, the next succeeding business day. In order to receive the payment due upon redemption on the redemption date, the Investor must surrender this Debenture to the Company at its principal executive office on the redemption date.

        20. SAVINGS CLAUSE. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby, and such provision shall remain effective in all other jurisdictions.

        21. ENTIRE AGREEMENT. This Debenture, the Warrants and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

        22. ASSIGNMENT, ETC. The Holder may assign this Debenture (in whole or in part) without the consent of the Company in connection with the sale or transfer of all or any portion of this Debenture to an affiliate or client of the Palladin Group, L.P. In the event that the Holder wishes to assign this Debenture (in whole or in part) in connection with the sale or transfer of all or any portion of this Debenture to any person or entity other than an affiliate or client of the Palladin Group, L.P.: (i) the Holder shall first provide to the Company a notice stating the price at which it is willing to sell such Debenture (or portion thereof) and the other material terms of the proposed sale, (ii) the Company shall have ten (10) business days to provide notice to the Holder if it wishes to accept such offer, (iii) if the Company accepts such offer, the Company shall purchase such Debenture (or portion thereof) on the terms proposed within thirty (30) days after such acceptance and (iv) in the event the Company elects not to purchase such Debenture (or portion thereof), the Holder may offer such Debenture (or portion thereof) to any third party on terms no more favorable to such third party than those offered to the Company, PROVIDED, HOWEVER, that no Holder may sell such Debenture (or portion thereof) if after giving effect to such sale all Debentures would be held by more than seven (7) separate persons or entities other than affiliates or clients of the Palladin Group, L.P.; and PROVIDED, FURTHER, HOWEVER, that no Investor may sell such Debentures in increments of less than $500,000. The Company agrees that, subject to compliance with the Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holder's assignee, all principal, interest and other amounts which are then and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the

Company and its successors and affiliates and shall inure to the benefit of the Holder and its successors and assigns.

        23. NO WAIVER. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

        24. CERTIFICATE FOR CONVERSION PRICE ADJUSTMENT. The Company shall, upon the written request at any time of any Holder of this Debenture, furnish or cause to be furnished to such Holder a certificate prepared by the chief financial officer of Company setting forth any adjustments or readjustments of the Conversion Price pursuant to this Debenture.

        25. NOTICES. The Company shall distribute to the Holder of this Debenture copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Company, at such times and by such method as such documents are distributed to such holders of such Common Stock, but shall not directly or indirectly provide material non-public information to the Holder without such Holder's prior written consent.

        26. SPECIFIC ENFORCEMENT. The Company agrees that irreparable damage would occur in the event that any of the provisions of this Debenture were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder of this Debenture shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Debenture and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

        27. MISCELLANEOUS. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, facsimiled or mailed to said party by certified mail, return receipt requested, at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail or facsimile, then when actually received by the party to whom it is addressed. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

        28. GOVERNING LAW; CONSENT TO JURISDICTION. THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE COMPANY (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN SAN FRANCISCO COUNTY, CALIFORNIA FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS DEBENTURE AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AS PROVIDED HEREIN AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

DATED:  June 29,1999


                             CYGNUS, INC.



                             By:  /s/ Craig W. Carlson
                                  ---------------------------------------------
                                  Name: Craig Carlson
                                        ---------------------------------------
                                  Title: SR. VP Finance, CFO
                                        ---------------------------------------
                                  Address: 400 Penobscot, Redwood City, CA
                                          -------------------------------------
     [SIGNATURE PAGE TO 8.5% CONVERTIBLE SECURED DEBENTURE OF CYGNUS, INC.]

                                    EXHIBIT 1

                      (To be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
              8.5% CONVERTIBLE SECURED DEBENTURE DUE JUNE 29, 2004


The undersigned, as Holder of the 8.5% Convertible Secured Debenture Due June 29, 2004 of CYGNUS, INC. (the "Company"), in the outstanding principal amount of U.S$8,250,000 (the "Debenture"), hereby elects to convert that portion of the outstanding principal amount of the Debenture shown on the next page into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:           NAME OF HOLDER: HALIFAX FUND, L.P.

                                  By:_________________________________________
                                  Print Name:_________________________________
                                  Print Title:________________________________
                                  Print Address of Holder:
                                  ____________________________________________
                                  ____________________________________________


                                  Issue Common Stock to:______________________
                                  at:_________________________________________


                           Electronically transmit and credit Common Stock to:
                                  ___________________at:______________________


                                  ____________________________________________
                                  Holder Conversion Date

                THE COMPUTATION OF THE NUMBER OF COMMON SHARES TO
                  BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE

PAGE 2 TO CONVERSION NOTICE FOR:  HALIFAX FUND, L.P.
                                  ------------------

                                                 (NAME OF HOLDER)


  COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

A.  Outstanding Principal Amount to be converted:                    $_____

B.  Accrued, unpaid interest on Outstanding Principal Amount to be   $_____
    converted

C.  Default payments due Holder:                                     $_____
                                                                ---------------
TOTAL DOLLAR AMOUNT CONVERTED (TOTAL OF A + B + C)                   $_____
                                                                ===============

CONVERSION PRICE                                                     $_____
Number of Shares of Common Stock  =  Total dollar amount Converted
                                     -----------------------------
                                          Conversion Price
           NUMBER OF SHARES OF COMMON STOCK   = ___________


If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for shares of Common Stock in the following amount(s):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Please issue and deliver _____ new Debenture(s) in the following amounts:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________


                                     - 2 -